UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013
UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)
1777 Sentry Parkway West, Gwynedd Hall, Suite 302 Blue Bell, Pennsylvania (Address of Principal Executive Offices)	19422 (Zip Code)
Registrant’s telephone number, including area code: (267) 464-1700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08    Shareholder Director Nominations.
UniTek Global Services, Inc. (the “Company”) plans to hold its 2013 Annual Meeting of Stockholders on December 5, 2013. This date is more than 30 days after the anniversary of the Company’s 2012 Annual Meeting of Stockholders. As a result, in accordance with the Company’s Amended and Restated Bylaws, as amended, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), written notice from a stockholder interested in bringing business before the Company’s 2013 Annual Meeting of Stockholders or nominating a director candidate for election at the Company’s 2013 Annual Meeting of Stockholders, including, any notice on Schedule 14N, must be received by no later than 5:00 p.m., Eastern time, on October 22, 2013 at the Company’s principal executive office, 1777 Sentry Parkway West, Gwynedd Hall, Suite 302, Blue Bell, Pennsylvania. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Amended and Restated Bylaws, as amended. Stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders must comply with the requirements, including the deadline, set forth above as well as the all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
UNITEK GLOBAL SERVICES, INC.

Date:	October 8, 2013	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer